UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		April 15, 2014
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2014, Media General, Inc. (the “Company”) entered into an amendment to its credit agreement with Royal Bank of Canada (“RBC”), as Administrative Agent and a Lender and the other lenders party thereto. The terms of the amendment become effective upon successful completion of the previously announced merger with LIN Media LLC (“LIN Media”).  The amendment permits the Company to obtain additional financing consistent with the commitment letter with RBC entered into on March 21, 2014, which is described in a Form 8-K filed on March 24, 2014 and below. The Company paid a $1.3 million non-refundable amendment fee to RBC on April 15, 2014.

On March 21, 2014, the Company entered into a commitment letter (the “Commitment Letter”) with RBC for a commitment with respect to the financing required by the Company to consummate the merger. Pursuant to the Commitment Letter, RBC will act as administrative agent, and RBC Capital Markets will act as sole lead arranger and bookrunning manager for the debt financing, on the terms and subject to the conditions set forth therein. The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type, including satisfaction of the conditions to the Merger Agreement, the absence of a Target Material Adverse Effect (defined in the Commitment Letter in a manner consistent with the Merger Agreement), solvency of Media General after giving effect to the transactions contemplated by the Merger Agreement, delivery of customary financial information, accuracy of certain fundamental representations and warranties and other customary conditions. The Commitment Letter provides for an aggregate $1,600,000,000 senior secured credit facility, consisting of the following:

●  An incremental revolving facility in an aggregate principal amount of $90,000,000;

●  An incremental Term A facility in an aggregate principal amount of $600,000,000; and

●  An incremental Term B facility in an aggregate principal amount of $910,000,000.

In addition to permitting the incremental financing, the amendment to the credit agreement modifies the leverage ratio covenant requirements as well certain other covenants and transaction restrictions, as defined in the agreement.

The description of the amendment to the credit agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1

Amendment No. 1 to Credit Agreement, dated as of April 15, 2014, among Media General, Inc., as the Borrower, Royal Bank of Canada, as Administrative Agent and a Lender and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)
Date April 18, 2014
/s/ James F. Woodward
James F. Woodward
Senior Vice President and Chief Financial Officer